EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Geron Corporation's 2002 Equity Incentive Plan and 2006 Directors' Stock Option Plan our reports dated February 27, 2006, with respect to the consolidated financial statements of Geron Corporation, Geron Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Geron Corporation, included in its Annual Report (Form 10-K/A) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                                /s/ Ernst  & Young LLP

Palo Alto, California
July 31, 2006



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